UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2007

CRM Holdings, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

6331	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The information furnished in Item 8.01, “Other Events” is also furnished pursuant to this Item 7.01.

Item 8.01. Other Events.

Daniel G. Hickey, Jr., the Chairman and Chief Executive Officer of CRM Holdings, Ltd. (the “Company”), has terminated his previously announced pre-arranged stock trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934. In addition, Daniel G. Hickey, Sr. and David M. Birsner, two members of the Company’s Board of Directors, have also each terminated their separate previously announced Rule 10b5-1 trading plans.

The information in this Item 8.01 will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 8.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 8.01 is material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.
(Registrant)
June 13, 2007
/s/ James J. Scardino
James J. Scardino
Chief Financial Officer